               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seconded Amended and Restated 2000 Stock Option Plan of Global TeleSystems, Inc., of our report dated April 5, 2001 with respect to the consolidated financial statements and schedules of Global TeleSystems, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young


London, England
May 14, 2001